Exhibit 99.1

Contacts:

Investor Relations
Alan Roden
Verint Systems Inc.
(631) 962-9304
alan.roden@verint.com

Press Release

Verint to Provide Selected Unaudited Financial Information on Wednesday, February 3, 2010 After Market Close

Comprehensive 10-K Filing Delayed

MELVILLE, N.Y., January 28, 2010 – Verint® Systems Inc. (VRNT.PK) today announced that it will be providing selected unaudited financial information on Wednesday, February 3, 2010 after market close for the years ended January 31, 2006, 2007, 2008, 2009 and 2010.

Update on Financial Filings
The Company is now substantially complete with its Comprehensive 10-K document for the years ended January 31, 2006, 2007 and 2008, and had expected to file it this week.  However, the Company is currently not in a position to file its Comprehensive 10-K because of an unexpected recent change in the allocation of net operating loss carryforwards (“NOL”) it received from Comverse Technology, Inc. (“Comverse”), its majority stockholder, for the year ended January 31, 2003 and earlier years (i.e., prior to Verint’s initial public offering).

To the extent that the Comverse NOLs would require further modification, the portion allocated to Verint may also be modified. Certain other changes at Comverse could also affect Verint. Therefore, while Verint is substantially complete with its Comprehensive 10-K, it will only be in a position to file after receiving the necessary information from Comverse.

“We look forward to providing selected unaudited financial information next week, and completing our filings as soon as possible,” said Dan Bodner, Verint’s CEO and President.

About Verint Systems Inc.
Verint® Systems Inc. is a global leader in Actionable Intelligence® solutions and value-added services. Our solutions enable organizations of all sizes to make timely and effective decisions to improve enterprise performance and make the world a safer place. More than 10,000 organizations in over 150 countries — including over 80% of the Fortune 100 — use Verint solutions to capture, distill, and analyze complex and underused information sources, such as voice, video, and unstructured text. Headquartered in Melville, New York, we support our customers around the globe directly and with an extensive network of selling and support partners. Visit us at our website www.verint.com.

Cautions About Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc.’s expectations with respect to the timing of the filing of its financial statements and the possible consequences if it is unable to meet such timing. These forward-looking statements are not guarantees of future performance and they are based on management’s expectations that involve a number of risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Important risks, uncertainties, and other factors that could cause our actual results to differ materially from our forward-looking statements contained in this press release include (i) risks relating to our ability to provide the selected unaudited financial information as set forth herein and the filing of our SEC reports, including the occurrence of known contingencies or unforeseen events that could further delay completion of our outstanding financial statements necessary to provide the selected unaudited financial information and to file the SEC reports and (ii) the risk that the SEC could initiate an administrative proceeding pursuant to Section 12(j) to revoke the registration of our common stock under the Exchange Act because we will not complete our SEC filings by January 29, 2010. We assume no obligation to revise or update any forward-looking statement except as otherwise required by law.

VERINT, the VERINT logo, ACTIONABLE INTELLIGENCE, POWERING ACTIONABLE INTELLIGENCE, WITNESS ACTIONABLE SOLUTIONS, STAR-GATE, RELIANT, VANTAGE, X-TRACT, NEXTIVA, EDGEVR, ULTRA, AUDIOLOG, WITNESS, the WITNESS logo, IMPACT 360, the IMPACT 360 logo, IMPROVE EVERYTHING, EQUALITY, CONTACTSTORE, EYRETEL, BLUE PUMPKIN SOFTWARE, BLUE PUMPKIN, the BLUE PUMPKIN logo, EXAMETRIC and the EXAMETRIC logo, CLICK2STAFF, STAFFSMART, AMAE SOFTWARE and the AMAE logo are trademarks and registered trademarks of Verint Systems Inc. Other trademarks mentioned are the property of their respective owners.

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